Exhibit 99.2

ADOPTION AGREEMENT

THIS AGREEMENT is the adoption by The Providence Service Corporation (the “Company”) of the Providence Service Corporation Deferred Compensation Plan (“Plan”).

W I T N E S S E T H:

WHEREAS, the Company desires to adopt the Plan as an unfunded, nonqualified deferred compensation plan; and

WHEREAS, the provisions of the Plan are intended to comply with the requirements of Section 409A of the Code and the regulations thereunder and shall apply to amounts subject to section 409A; and

WHEREAS, the Company has been advised by Principal Life Insurance Company to obtain legal and tax advice from its professional advisors before adopting the Plan,

NOW, THEREFORE, the Company hereby adopts the Plan in accordance with the terms and conditions set forth in this Adoption Agreement:

ARTICLE I

Terms used in this Adoption Agreement shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth. The Employer hereby represents and warrants that the Plan has been adopted by the Employer upon proper authorization and the Employer hereby elects to adopt the Plan for the benefit of its Participants as referred to in the Plan. By the execution of this Adoption Agreement, the Employer hereby agrees to be bound by the terms of the Plan.

ARTICLE II

The Employer hereby makes the following designations or elections for the purpose of the Plan:

2.6 Committee: The duties of the Committee set forth in the Plan shall be satisfied by:

          (a)    Company

          (b)    The administrative committee appointed by the Board to serve at the pleasure of the Board.

          (c)    Board.

XX    (d)    Other (specify) Providence Retirement Plan Committee

2.8 Compensation: The “Compensation” of a Participant shall mean all of a Participant’s:

XX    (a)    Base salary.

XX    (b)    Service Bonus.

XX    (c)    Performance-Based Compensation earned in a period of 12 months or more.

XX    (d)    Commissions.

XX    (e)    Compensation received as an Independent Contractor reportable on Form 1099.

          (f)    Other:

2.9 Crediting Date: The Deferred Compensation Account of a Participant shall be credited with the amount of any Participant Deferral to such account at the time designated below:

          (a)    The last business day of each Plan Year.

          (b)    The last business day of each calendar quarter during the Plan Year.

          (c)    The last business day of each month during the Plan Year.

          (d)    The last business day of each payroll period during the Plan Year.

          (e)    Each pay day as reported by the Employer.

XX    (f)    Any business day on which Participant Deferrals are received by the Provider.

          (g)    Other:                                                                      .

2.13 Effective Date:

XX    (a)    This is a newly-established Plan, and the Effective Date of the Plan is

          August 31, 2007.

          (b)    This is an amendment and restatement of a plan named                                          with an effective date of                     .

          The Effective Date of this amended and restated Plan is                                         .

          This is amendment number                         .

(i)	All amounts in Deferred Compensation Accounts shall be subject to the provisions of this amended and restated Plan.

(ii)	Any Grandfathered Amounts shall be subject to the Plan rules in effect on October 3, 2004.

2.20 Normal Retirement Age: The Normal Retirement Age of a Participant shall be:

XX    (a)    Age 55.

          (b)    The later of age          or the              anniversary of the participation commencement date. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

          (c)    Other:                                                                      .

2.24 Participating Employer(s): As of the Effective Date, the following Participating Employer(s) are parties to the Plan:

Name of Employer	Address	Telephone No.	EIN
The Providence Service Corporation	5524 East Fourth Street Tucson, AZ 85711	(520) 747-6685	86-0845127

2.26 Plan: The name of the Plan is Providence Service Corporation Deferred Compensation Plan.

2.28 Plan Year: The Plan Year shall end each year on the last day of the month of December.

2.30 Seniority Date: The date on which a Participant has:

XX    (a)    Attained age 55.

          (b)    Completed      Years of Service from First Date of Service.

          (c)    Attained age      and completed      Years of Service from First Date of Service.

          (d)    Attained an age as elected by the Participant.

          (e)    Not applicable – distribution elections for Separation from Service are not based on Seniority Date

4.1 Participant Deferral Credits: Subject to the limitations in Section 4.1 of the Plan, a Participant may elect to have his Compensation (as selected in Section 2.8 of this Adoption Agreement) deferred within the annual limits below by the following percentage or amount as designated in writing to the Committee:

XX    (a)    Base salary:

minimum deferral: 1%

maximum deferral: $             or 100%

XX    (b)    Service Bonus:

minimum deferral: 1%

maximum deferral: $             or 100%

XX    (c)    Performance-Based Compensation:

minimum deferral: 1%

maximum deferral: $             or 100%

XX    (d)    Commissions:

minimum deferral: 1%

maximum deferral : $             or 100%

XX    (e)    Form 1099 Compensation:

minimum deferral: 1%

maximum deferral : $             or 100%

          (f)    Other:

minimum deferral:             %

maximum deferral: $             or             %

          (g)    Participant deferrals not allowed.

4.2 Employer Credits: Employer Credits will be made in the following manner:

XX    (a)    Employer Discretionary Credits: The Employer may make discretionary credits to the Deferred Compensation Account of each Active Participant in an amount determined as follows:

XX	(i)	An amount determined each Plan Year by the Employer.

	(ii)	Other: .

XX    (b)    Other Employer Credits: The Employer may make other credits to the Deferred Compensation Account of each Active Participant in an amount determined as follows:

XX	(i)	An amount determined each Plan Year by the Employer.

	(ii)	Other: .

          (c)    Employer Credits not allowed.

5.2 Disability of a Participant:

XX    (a)    Participants may elect upon initial enrollment to have accounts distributed upon becoming Disabled.

          (b)    Participants may not elect to have accounts distributed upon becoming Disabled.

5.3 Death of a Participant: If the Participant dies while in Service, the Employer shall pay a benefit to the Beneficiary in an amount equal to the vested balance in the Deferred Compensation Account of the Participant determined as of the date payments to the Beneficiary commence, plus:

          (a)    An amount to be determined by the Committee.

          (b)    Other:                                                                      .

XX    (c)    No additional benefits.

5.4 In-Service or Education Distributions: In-Service and Education Accounts are permitted under the Plan:

XX    (a)    In-Service Accounts are allowed with respect to:

Participant Deferral Credits only.

Employer Credits only.

XX	Participant Deferral and Employer Credits.

In-service distributions may be made in the following manner:

XX	Single lump sum payment.

XX	Annual installments over a term certain not to exceed 15 years.

Education Accounts are allowed with respect to:

Participant Deferral Credits only.

Employer Credits only.

XX	Participant Deferral and Employer Credits.

Education Accounts distributions may be made in the following manner:

XX	Single lump sum payment.

XX	Annual installments over a term certain not to exceed 15 years.

If applicable, amounts not vested at the time payments due under this Section cease will be:

Forfeited

Distributed at Separation from Service if vested at that time

          (b)    No In-Service or Education Distributions permitted.

5.5 Change in Control Event:

XX    (a)    Participants may elect upon initial enrollment to have accounts distributed upon a Change in Control Event.

          (b)    Participants may not elect to have accounts distributed upon a Change in Control Event.

5.6 Unforeseeable Emergency Event:

XX    (a)    Participants may apply to have accounts distributed upon an Unforeseeable Emergency event.

          (b)    Participants may not apply to have accounts distributed upon a Unforeseeable Emergency event.

6. Vesting: An Active Participant shall be fully vested in the Employer Credits made to the Deferred Compensation Account upon the first to occur of the following events:

          (a)    Normal Retirement Age.

XX    (b)    Death.

XX    (c)    Disability.

XX    (d)    Change in Control Event

          (e)    Other:

XX    (f)    Satisfaction of the vesting requirement as specified below:

XX	Employer Discretionary Credits:

	XX	(i)	Immediate 100% vesting.

		(ii)	100% vesting after Years of Service.

		(iii)	100% vesting at age .

		(iv)	Number of Years of Service	Vested Percentage

Less than 1%

1%

2%

3%

4%

5%

6%

7%

8%

9%

			10 or more	%

For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

          (1)    First Day of Service.

          (2)    Effective Date of Plan Participation.

          (3)    Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Discretionary Credit is made to his or her Deferred Compensation Account.

XX	Other Employer Credits:

	(i)	Immediate 100% vesting.

	(ii)	100% vesting after Years of Service.

	(iii)	100% vesting at age .

	(iv)	Number of Years of Service	Vested Percentage

Less than 1%

1%

2%

3%

4%

5%

6%

7%

8%

9%

		10 or more	%

  XX    (v)    To be determined by Employer at the time of grant, subject to Principal not objecting to the vesting schedule for administrative reasons.

For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

          (1)    First Day of Service.

          (2)    Effective Date of Plan Participation.

          (3)    Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Discretionary Credit is made to his or her Deferred Compensation Account.

7.1 Payment Options: Any benefit payable under the Plan upon a permitted Qualifying Distribution Event may be made to the Participant or his Beneficiary (as applicable) in any of the following payment forms, as selected by the Participant in the Participation Agreement:

(a)    Separation from Service prior to Seniority Date, or Separation from Service if Seniority Date is Not Applicable

XX	(i)	A lump sum.

XX	(ii)	Annual installments over a term certain as elected by the Participant not to exceed 2 years.

	(iii)	Other: .

(b)    Separation from Service on or After Seniority Date, If Applicable

XX	(i)	A lump sum.

XX	(ii)	Annual installments over a term certain as elected by the Participant not to exceed 15 years.

	(iii)	Other: .

(c)    Separation from Service Upon a Change in Control Event

XX	(i)	A lump sum.

	(ii)	Annual installments over a term certain as elected by the Participant not to exceed years.

	(iii)	Other: .

(d)    Death

XX	(i)	A lump sum.

	(ii)	Annual installments over a term certain as elected by the Participant not to exceed years.

	(iii)	Other: .

(e)    Disability

XX	(i)	A lump sum.

	(ii)	Annual installments over a term certain as elected by the Participant not to exceed years.

	(iii)	Other: .

If applicable, amounts not vested at the time payments due under this Section cease will be:

Forfeited

XX	Distributed at Separation from Service if vested at that time

(f)    Change in Control Event

XX	(i)	A lump sum.

XX	(ii)	Annual installments over a term certain as elected by the Participant not to exceed 2 years.

	(iii)	Other: .

	(iv)	Not applicable.

If applicable, amounts not vested at the time payments due under this Section cease will be:

Forfeited

Distributed at Separation from Service if vested at that time

7.4 De Minimis Amounts. Notwithstanding any payment election made by the Participant, the vested balance in the Deferred Compensation Account of the Participant will be distributed in a single lump sum payment at the time designated under the Plan if at the time of a permitted Qualifying Distribution Event the vested balance does not exceed $15,000.

10.1 Contractual Liability: Liability for payments under the Plan shall be the responsibility of the:

          (a)    Company.

XX    (b)    Employer or Participating Employer who employed the Participant when amounts were deferred.

14. Amendment and Termination of Plan: Notwithstanding any provision in this Adoption Agreement or the Plan to the contrary, Section              of the Plan shall be amended to read as provided in attached Exhibit                     .

XX    There are no amendments to the Plan.

17.9 Construction: The provisions of the Plan shall be construed and enforced according to the laws of the State of Delaware, except to the extent that such laws are superseded by ERISA and the applicable provisions of the Code.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year stated below.

The Providence Service Corporation
Name of Employer

By:	/s/ Fletcher Jay McCusker
Authorized Person
Date:	August 31, 2007

The Plan is adopted by the following Participating Employers:

A to Z In-Home Tutoring,

AlphaCare Resources, Inc.,

Camelot Care Centers, Inc.

Children’s Behavioral Health, Inc.,

Choices Group, Inc.,

College Community Services,

Dockside Services, Inc.,

Drawbridges Counseling Services, LLC,

Family-Based Strategies, Inc.,

Family Preservation Services of North Carolina, Inc.,

Family Preservation Services of Washington D.C., Inc.,

Family Preservation Services of West Virginia, Inc.,

Family Preservation Services, Inc.,

Maple Star Nevada,

Oasis Comprehensive Foster Care, LLC,

Providence Community Corrections, Inc., f/k/a Camelot Care Corporation,

Providence Community Services, Inc. f/k/a Pottsville Behavioral Counselling Group, Inc.,

Providence Community Services, LLC,

Providence Management Corporation of Florida,

Providence of Arizona, Inc.,

Providence Service Corporation of Delaware,

Providence Service Corporation of Maine,

Providence Service Corporation of New Jersey, Inc.,

Providence Service Corporation of Oklahoma,

Providence Service Corporation of Texas,

Rio Grande Management Company, LLC,

Social Services Providers Captive Insurance Co.,

Transitional Family Services, Inc.,

W.D. Management, LLC

By:	/s/ Fletcher J. McCusker
Authorized Person
Date:	August 31, 2007